Exhibit 10.3

March 20, 2008

VIA E-MAIL

NUSTAR LOGISTICS, L.P.

LENDER GROUP

Re: Effectiveness Notice – Term Loan Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement (the “Credit Agreement”) dated as of February 1, 2008 among NuStar Logistics, L.P., NuStar L.P., JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto.

At the request of the Administrative Agent, the undersigned hereby certifies to you that all documents required to be delivered to the Administrative Agent pursuant to Section 4.01 of the Credit Agreement have in fact been delivered to the Administrative Agent. As a result, the Administrative Agent has requested that we notify you that (i) all conditions precedent set forth in Section 4.01 of the Credit Agreement have been satisfied as of March 20, 2008 and (ii) the Administrative Agent considers the Credit Agreement to be effective as of March 20, 2008.

Please do not hesitate to contact Rob Traband at (713) 216-1081 with the Administrative Agent with any business questions or Neal Bakare at (713) 758-3479 with Vinson & Elkins LLP with any legal questions regarding any aspect of the transaction.

Very truly yours,

VINSON & ELKINS LLP

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, Texas 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com